SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant [  ]

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[X]	Definitive Additional Materials
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FRANKLIN CALIFORNIA TAX-FREE INCOME FUND
FRANKLIN CALIFORNIA TAX-FREE TRUST
FRANKLIN CUSTODIAN FUNDS
FRANKLIN FEDERAL TAX-FREE INCOME FUND
FRANKLIN FUND ALLOCATOR SERIES
FRANKLIN GLOBAL TRUST
FRANKLIN GOLD AND PRECIOUS METALS FUND
FRANKLIN HIGH INCOME TRUST
FRANKLIN INVESTORS SECURITIES TRUST
FRANKLIN MUNICIPAL SECURITIES TRUST
FRANKLIN NEW YORK TAX-FREE INCOME FUND
FRANKLIN NEW YORK TAX-FREE TRUST
FRANKLIN REAL ESTATE SECURITIES TRUST
FRANKLIN STRATEGIC MORTGAGE PORTFOLIO
FRANKLIN STRATEGIC SERIES
FRANKLIN TAX-FREE TRUST
FRANKLIN TEMPLETON GLOBAL TRUST
FRANKLIN TEMPLETON INTERNATIONAL TRUST
FRANKLIN TEMPLETON MONEY FUND TRUST
FRANKLIN U.S. GOVERNMENT MONEY FUND
INSTITUTIONAL FIDUCIARY TRUST
THE MONEY MARKET PORTFOLIOS
TEMPLETON CHINA WORLD FUND
TEMPLETON FUNDS
TEMPLETON GLOBAL INVESTMENT TRUST
TEMPLETON GLOBAL OPPORTUNITIES TRUST
TEMPLETON GLOBAL SMALLER COMPANIES FUND
TEMPLETON INCOME TRUST
TEMPLETON INSTITUTIONAL FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Name
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Address 2
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EXTREMELY IMPORTANT

Re: FRANKLIN TEMPLETON FUNDS

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in one or more Franklin Templeton Funds. In order to proceed we are requesting your immediate response.  This matter pertains to an important strategic initiative for the Fund which requires your response. We need to hear from you by no later than December 14, 2017.

It is very important that we speak to you regarding this matter.  The call will only take a few moments of your time and there is no confidential information required.

Please contact our proxy vendor, AST Fund Solutions toll-free at 1-800-967-5068 between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday, and Saturday 10:00 a.m. to 4:00 p.m. Eastern.  At the time of the call please reference the number listed below to vote your shares in connection with the Joint Special Meeting of Shareholders scheduled for December 15, 2017.

Thank you.

Sincerely,

Greg Johnson
Chairman
Franklin Templeton Investments
ID NUMBER: 1234567